AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG



                           HIGHWOODS PROPERTIES, INC.,

                           JACKSON ACQUISITION CORP.,

                                       AND

                              J.C. NICHOLS COMPANY

                          Dated as of December 22, 1997






                          AGREEMENT AND PLAN OF MERGER

       THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of December 22, 1997, by and among HIGHWOODS PROPERTIES, INC. ("Highwoods"), a Maryland corporation; JACKSON ACQUISITION CORP. ("Sub"), a Maryland corporation; and J.C. Nichols Company ("JCN"), a Missouri corporation.

                                    PREAMBLE

       The respective Boards of Directors of JCN, Sub and Highwoods are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of JCN by Highwoods pursuant to the merger of JCN with and into Sub. At the effective time of such merger, the outstanding shares of the capital stock of JCN shall be converted into the right to receive shares of the common stock of Highwoods (except as provided herein). The transactions described in this Agreement are subject to the approvals of the shareholders of JCN and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

       Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

       NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

       1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, JCN shall be merged with and into Sub in accordance with the provisions of Section 351.440 of the GBCL and with the effect provided in
Section 351.450 of the GBCL and in accordance with Section 3-105 of the MGCL and with the effect provided in Section 3-114 of the MGCL (the "Merger"). Sub shall be the Surviving Corporation resulting from the Merger and shall remain a wholly owned Subsidiary of Highwoods and shall continue to be governed by the Laws of the State of Maryland. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of JCN, Sub and Highwoods and by Highwoods, as the sole shareholder of Sub.

       1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

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       1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the later of the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Missouri and the Articles of Merger reflecting the Merger become effective with the Department of Assessments and Taxation of the State of Maryland (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the second business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent referred to in
Section 9.1(b) hereof, and (ii) the date on which the shareholders of JCN approve this Agreement to the extent such approval is required by applicable Law; provided, however, in the event the Effective Time, as otherwise determined hereunder, would be any date within 15 business days prior to the last day of a calendar quarter, the Effective Time shall be the first business day of the next calendar quarter.

                                    ARTICLE 2
                                 TERMS OF MERGER

       2.1 Charter. The Articles of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

       2.2 Bylaws. The Bylaws of Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

       2.3 Directors and Officers. The directors of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

       3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Highwoods, JCN, Sub or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

              (a) Each share of capital stock of Highwoods issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

              (b) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

              (c) Subject to the rights granted in Section 3.2, each share of JCN Common Stock (including any associated JCN Rights, but excluding shares held by any JCN Entity or any Highwoods Entity, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in
Section 3.5) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 1.84 shares (the "Exchange Ratio") of Highwoods Common Stock (the "Per Share Stock Consideration"). Pursuant to the Highwoods Rights Agreement, each share of Highwoods Common Stock issued in connection with the Merger upon conversion of JCN Common Stock shall be accompanied by a Highwoods Right.

       3.2 Cash Election. Holders of JCN Common Stock shall be provided with an opportunity to elect to receive cash consideration in lieu of receiving Highwoods Common Stock in the Merger, in accordance with the election procedures set forth below in this Section 3.2. Holders who are to receive cash in lieu of exchanging their shares of JCN Common Stock for Highwoods Common Stock as specified below shall receive $65 per share of JCN Common Stock in cash (the "Per Share Cash Consideration"). The amount determined by multiplying $65 by the number of Dissenting Shares shall be defined herein as the "Dissenting Share Amount." The aggregate Per Share Cash Consideration to be paid in the Merger, plus the Dissenting Share Amount, shall be limited to 40% of the aggregate consideration paid in exchange for shares of JCN Common Stock and shall be defined herein as the "Cash Amount." Furthermore, in the event the aggregate Per Share Stock Consideration to be paid for the JCN Common Stock is in excess of 75% of the aggregate consideration to be paid in exchange for shares of JCN Common Stock, Highwoods shall have the option to limit the aggregate Per Share Stock Consideration to as low as 75% of such consideration (such limiting amount as may be elected by Highwoods shall be referred to as the "Maximum Share Amount") and to make a corresponding increase in the aggregate Per Share Cash Consideration. For purposes of calculating the aggregate consideration to be paid in exchange for shares of JCN Common Stock for purposes of this Section 3.2, the aggregate Per Share Stock Consideration shall be determined by using the price of Highwoods Common Stock used to calculate the Exchange Ratio in
Section 3.1 hereof.

       A form for use by JCN shareholders to elect cash and to state their intent to retain Highwoods Common Stock to be received pursuant to the Merger and other appropriate and customary transmittal material (which shall specify that delivery shall be effected only upon proper delivery of the certificates theretofore representing JCN Common Stock ("Old Certificates") to an exchange agent designated by Highwoods (the "Exchange Agent")) in such form as Highwoods and JCN shall mutually agree ("Election Form") shall be mailed concurrently with the mailing of the Proxy Statement required by Section 8.1 hereof, or on such other date as Highwoods and JCN shall mutually agree ("Mailing Date") to each holder of record of JCN Common Stock on the record date ("Record Date") for the JCN shareholders entitled to vote at the shareholders' meeting to approve the Merger as required by Section 8.1 (the "JCN Shareholders Meeting").

       Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instructions) of JCN Common Stock to elect to receive cash with respect to all or a portion of such holder's JCN Common Stock and to state an intent to retain Highwoods Common Stock to be received pursuant to the Merger.

       Any shares of JCN Common Stock with respect to which the holder (or the beneficial owner, as the case may be) elects to receive cash and does not dissent shall be referred to herein as the "Cash Election Shares." Any shares of JCN Common Stock with respect to which the holder (or the beneficial owner, as the case may be) does not elect to receive cash, states an intention to retain Highwoods Common Stock to be received pursuant to the Merger and does not dissent shall be referred to herein as "Stock Retained Shares." Any shares of JCN Common Stock with respect to which the holder (or the beneficial owner, as the case may be) does not elect to receive cash, does not state an intention to retain Highwoods Common Stock to be received pursuant to the Merger and does not dissent shall be referred to herein as "Stock Non-Retained Shares." Any shares of JCN Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the fifth business day prior to the date of the JCN Shareholders Meeting (or such other time and date as Highwoods and JCN may mutually agree) (the "Election Deadline") shall be referred to herein as "No Election Shares."

       Any of the elections set forth in the foregoing paragraph shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting a subsequent Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of JCN Common Stock represented by such Election Form shall become No Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. The Exchange Agent shall promptly notify JCN of any defect in an Election Form other than an immaterial defect disregarded in good faith by the Exchange Agent. Subject to the foregoing sentence, neither Highwoods nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

       Within three business days after the Election Deadline, Highwoods shall cause the Exchange Agent to effect the allocation among the holders of JCN Common Stock in accordance with the Election Forms, subject to the following:

                    (i) Cash Elections More Than the Cash Amount. If the amount of cash that would be issued upon the conversion of the Cash Election Shares is greater than the amount by which the Cash Amount exceeds the Dissenting Share Amount (the "Maximum Cash Election Amount"), then the Exchange Agent shall convert a sufficient number of Cash Election Shares (other than Dissenting Shares) into the right to receive the Per Share Stock Consideration, which Cash Election Shares shall be selected pro rata from among all of the holders thereof, based upon the aggregate number of Cash Election Shares held by each of such holders, such that the amount of cash that will be issued in the Merger to satisfy the non-converted Cash Election Shares equals as closely as practicable the Maximum Cash Election Amount.

                    (ii) Stock Elections More than Maximum Share Amount. If the value of Highwoods Common Stock that would be issued in the Merger upon conversion of all shares of JCN Common Stock other than Cash Election Shares and Dissenting Shares (whose value for purposes of this determination is presumed to be $65 per share) is greater than the Maximum Share Amount and Highwoods has elected to exercise its option to limit the aggregate Per Share Stock Consideration to an amount equal to the Maximum Share Amount, then the Exchange Agent shall:

                                 (1) convert a sufficient number of No Election
                           Shares (other than Dissenting Shares) into the right to receive the Per Share Cash Consideration, which No Election Shares shall be selected pro rata from among all of the holders thereof, based upon the aggregate number of No Election Shares held by each such holder, such that the amount of Highwoods Common Stock to be issued in the Merger equals as close as practicable the Maximum Share Amount; and

                                 (2) to the extent that such conversion of No
                           Election Shares does not reduce the value of Highwoods Common Stock that would be issued in the Merger to the Maximum Share Amount, convert a sufficient number of Stock Non-Retained Shares into the right to receive the Per Share Cash Consideration, which Stock Non-Retained Shares shall be selected pro rata from among all of the holders thereof, based upon the aggregate number of Stock Non-Retained Shares held by each such holder, such that the amount of Highwoods Common Stock to be issued in the Merger equals as close as practicable the Maximum Share Amount; and

                                 (3) to the extent that such conversions of the
                           No Election Shares and Stock Non-Retained Shares does not reduce the value of Highwoods Common Stock that would be issued in the Merger to the Maximum Share Amount, convert a sufficient number of Stock Retained Shares into the right to receive the Per Share Cash Consideration, which Stock Retained Shares shall be selected pro rata from among all of the holders thereof, based upon the aggregate number of Stock Retained Shares held by each such holder, such that the amount of Highwoods Common Stock to be issued in the Merger equals as close as practicable the Maximum Share Amount.

              Highwoods shall, at least two business days prior to the date of the JCN Shareholders Meeting, communicate to JCN the aggregate allocation of stock and cash, the amount of stock and cash going to each of JCN's shareholders, and the method in which such amounts were calculated.

       3.3 Anti-Dilution Provisions. In the event Highwoods (i) changes the number of shares of Highwoods Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock; (ii) makes any distribution to its shareholders other than in the ordinary course (such as Highwoods regular quarterly dividend in an amount generally consistent with past practices, including typical annual increases); (iii) issues any Highwoods security or other right to receive any Highwoods security except upon receipt of reasonably equivalent value or pursuant to any Highwoods (or its Affiliates) stock option or other benefit plans, and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

       3.4 Shares Held by JCN or Highwoods. Each of the shares of JCN Common Stock held by any JCN Entity or by any Highwoods Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

       3.5 Dissenting Shareholders. Any holder of shares of JCN Common Stock who perfects his dissenters' rights in accordance with and as contemplated by
Section 351.455 of the GBCL shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCL and surrendered to the Surviving Corporation the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of JCN fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, Highwoods shall issue and deliver the consideration to which such holder of shares of JCN Common Stock would have been entitled under this Article 3 (without interest) had such shares been No Election Shares upon surrender by such holder of the certificate or certificates representing shares of JCN Common Stock held by him. If and to the extent required by applicable Law, the Surviving Corporation will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to the Surviving Corporation. In the event that the Surviving Corporation is liquidated prior to the fulfillment of all obligations of the Surviving Corporation under this Section 3.5, such obligations shall be assumed by Highwoods.

         3.6 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of JCN Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Highwoods Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Highwoods Common Stock multiplied by the market value of one share of Highwoods Common Stock at the Effective Time. For purposes of this Section 3.6, the market value of one share of Highwoods Common Stock at the Effective Time shall be equal to the price of Highwoods Common Stock used to calculate the Exchange Ratio in Section 3.1 hereof. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

       3.7    Conversion of Stock Options.

              (a) At the Effective Time, each option or other Equity Right to purchase shares of JCN Common Stock pursuant to stock options or stock appreciation rights ("JCN Options") granted by JCN under the JCN Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Highwoods Common Stock, and Highwoods shall assume each JCN Option, in accordance with the terms of the JCN Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Highwoods and its Compensation Committee shall be substituted for JCN and the committee of JCN's Board of Directors (including, if applicable, the entire Board of Directors of JCN) administering such JCN Stock Plan, (ii) each JCN Option assumed by Highwoods may be exercised solely for shares of Highwoods Common Stock (or cash, if so provided under the terms of such JCN Option), (iii) the number of shares of Highwoods Common Stock subject to such JCN Option shall be equal to the number of shares of JCN Common Stock subject to such JCN Option immediately prior to the Effective Time multiplied by the Exchange Ratio, (iv) the per share exercise price under each such JCN Option shall be adjusted by dividing the per share exercise price under each such JCN Option by the Exchange Ratio and rounding up to the nearest cent, (v) each JCN Option that would have become fully exercisable under a JCN Stock Plan as a result of a "change in control" will continue to be fully exercisable into shares of Highwoods Common Stock upon consummation of the Merger, and (vi) employment by Highwoods of a JCN employee upon consummation of the Merger will not be deemed a termination of employment by JCN that would limit such employee's rights to exercise any JCN Option under the provisions hereof. Notwithstanding the provisions of clause (iii) of the preceding sentence, Highwoods shall not be obligated to issue any fraction of a share of Highwoods Common Stock upon exercise of JCN Options and any fraction of a share of Highwoods Common Stock that otherwise would be subject to a converted JCN Option shall represent the right to receive a cash payment upon exercise of such converted JCN Option equal to the product of such fraction and the difference between the market value of one share of Highwoods Common Stock at the time of exercise of such Option and the per share exercise price of such Option. For purposes of this Section 3.7, the market value of one share of Highwoods Common Stock at the time of exercise of a JCN Option shall be the closing price of such common stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Highwoods) on the last trading day preceding the date of exercise. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.7, each JCN Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Each of JCN and Highwoods agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.7, including using its reasonable efforts to obtain from each holder of a JCN Option any reasonable Consent or Contract that may be deemed reasonably necessary or advisable in order to effect the transactions contemplated by this Section 3.7. Anything in this Agreement to the contrary notwithstanding, Highwoods shall have the right, in its sole discretion, not to deliver the consideration provided in this
Section 3.7 to a former holder of a JCN Option who has not delivered such Consent or Contract.

              (b) As soon as practicable after the Effective Time, Highwoods shall deliver to the participants in each JCN Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such JCN Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.7(a) after giving effect to the Merger), and Highwoods shall comply with the terms of each JCN Stock Plan to ensure, to the extent required by, and subject to the provisions of, such JCN Stock Plan, that JCN Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Highwoods shall take all corporate action necessary to reserve for issuance sufficient shares of Highwoods Common Stock for delivery upon exercise of JCN Options assumed by it in accordance with this Section 3.7. As soon as practicable after the Effective Time, Highwoods shall file a registration statement on Form S3 or Form S8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Highwoods Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, Highwoods shall administer the JCN Stock Plan assumed pursuant to this Section 3.7 in a manner that complies with Rule 16b3 promulgated under the 1934 Act.

              (c) All contractual restrictions or limitations on transfer with respect to JCN Common Stock awarded under the JCN Stock Plan or any other plan, program, Contract or arrangement of any JCN Entity, to the extent that such restrictions or limitations shall not have already lapsed (whether as a result of the Merger or otherwise), and except as otherwise expressly provided in such plan, program, Contract or arrangement, shall remain in full force and effect with respect to shares of Highwoods Common Stock into which such restricted stock is converted pursuant to Section 3.1.

       3.8 Extraordinary Dividend. In the event that the consolidated earnings and profits of JCN (as defined in Section 312 of the Internal Revenue Code) would otherwise exceed $20,000,000 as of the Effective Time, the directors of JCN shall take all necessary action to cause the distribution of an extraordinary dividend to the shareholders of JCN prior to the Effective Date in such amount that as of the Effective Date such consolidated earnings and profits will be no more than $20,000,000. The amount of earnings and profits shall be determined by an earnings and profits study to be performed by either KPMG Peat Marwick or Ernst & Young, L.L.P. in consultation with the other, including an estimate for the period beginning as of the day following the date of the latest available JCN Financial Statements and ending on the probable Effective Time. In making the earnings and profits study, the interest accrued by the Company on the ESOT (as defined below) debt and the Bowser limited partnership debt shall be excluded from taxable income. The per share amount of the extraordinary dividend so distributed, if any, shall reduce the value of the JCN Common Stock in an equivalent amount, and the Per Share Stock Consideration, the Per Share Cash Consideration and the Exchange Ratio shall be proportionately adjusted, as appropriate.

                                    ARTICLE 4
                               EXCHANGE OF SHARES

       4.1    Exchange Procedures.

              (a) At or prior to the Effective Time, Highwoods shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Old Certificates for exchange in accordance with this Article IV certificates representing the shares of Highwoods Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article IV in exchange for outstanding shares of JCN Common Stock.

              (b) As promptly as practicable after the Effective Date, Highwoods shall send or cause to be sent to each former holder of record of shares of JCN Common Stock (other than Cash Election Shares, shares of JCN Common Stock held in treasury by JCN or Dissenting Shares) of JCN Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article
IV. Highwoods shall cause the New Certificates into which shares of a stockholder's JCN Common Stock are converted on the Effective Date and/or any check in respect of the Per Share Cash Consideration and any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of JCN Common Stock (or indemnity reasonably satisfactory to Highwoods and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid pursuant to this Article IV upon such delivery.

              (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of JCN Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

              (d) No dividends or other distributions with respect to Highwoods Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of JCN Common Stock converted in the Merger into shares of such Highwoods Common Stock until the holder thereof shall surrender such Old Certificate in accordance with this Article IV. After the surrender of an Old Certificate in accordance with this Article IV, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Highwoods Common Stock represented by such Old Certificates.

              (e) To the extent permitted by Law, any portion of the Exchange Fund that remains unclaimed by the stockholders of JCN for twelve months after the Effective Time shall be paid to Highwoods. Any stockholders of JCN who have not theretofore complied with this Article IV shall thereafter look only to Highwoods for payment of the shares of Highwoods Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on the Highwoods Common Stock deliverable in respect of each share of JCN Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

       4.2 Rights of Former JCN Shareholders. At the Effective Time, the stock transfer books of JCN shall be closed as to holders of JCN Common Stock immediately prior to the Effective Time and no transfer of JCN Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of JCN Common Stock (other than shares to be canceled pursuant to Sections 3.4 and 3.5) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 through 3.6 in exchange therefor, subject, however, to the Surviving Corporation's obligation (or Highwoods' obligation following any liquidation of the Surviving Corporation) to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by JCN in respect of such shares of JCN Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of JCN shall be entitled to vote after the Effective Time at any meeting of Highwoods shareholders the number of whole shares of Highwoods Common Stock into which their respective shares of JCN Common Stock are converted, regardless of whether such holders have exchanged their Old Certificates for New Certificates representing Highwoods Common Stock in accordance with the provisions of this Agreement.

                                    ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES OF JCN

              JCN hereby represents and warrants to Highwoods as follows:

       5.1 Organization, Standing, and Power. JCN is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Missouri, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its

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Assets. JCN is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have a JCN Material Adverse Effect. The minute book and other organizational documents for JCN have been made available to Highwoods for its review and, except as disclosed in Section 5.1 of the JCN Disclosure Memorandum, are complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

       5.2    Authority of JCN; No Breach By Agreement.

              (a) JCN has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of JCN, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of JCN Common Stock, which is the only vote of JCN shareholders required for approval of this Agreement and consummation of the Merger by JCN. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of JCN, enforceable against JCN in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

              (b) Neither the execution and delivery of this Agreement by JCN, nor the consummation by JCN of the transactions contemplated hereby, nor compliance by JCN with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of JCN's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any JCN Subsidiary or any resolution adopted by the board of directors or the shareholders of any JCN Entity, or (ii) except as disclosed in Section 5.2 of the JCN Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any JCN Entity under, any Contract or Permit of any JCN Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a JCN Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) and 9.1(c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any JCN Entity or any of their respective material Assets.

              (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than

                                       11





Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a JCN Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by JCN of the Merger and the other transactions contemplated in this Agreement.

       5.3    Capital Stock.

              (a) The authorized capital stock of JCN consists of (i) 10,000,000 shares of JCN Common Stock, of which 4,529,357 shares are issued and outstanding as of the date of this Agreement and not more than 4,857,387 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of JCN are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCL. None of the outstanding shares of capital stock of JCN has been issued in violation of any preemptive rights of the current or past shareholders of JCN.

              (b) Except as set forth in Section 5.3(a), or as set forth in the Call Right granted to KH/JCN LLC, or as disclosed in Section 5.3(b) of the JCN Disclosure Memorandum, there are no shares of capital stock or other equity securities of JCN outstanding and no outstanding Equity Rights relating to the capital stock of JCN.

       5.4 JCN Subsidiaries. JCN has disclosed in Section 5.4 of the JCN Disclosure Memorandum all of the JCN Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the JCN Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the JCN Disclosure Memorandum, JCN or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each JCN Subsidiary. No capital stock (or other equity interest) of any JCN Subsidiary is or may become required to be issued (other than to another JCN Entity) by reason of any Equity Rights, and there are no Contracts by which any JCN Subsidiary is bound to issue (other than to another JCN Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any JCN Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any JCN Subsidiary (other than to another JCN Entity). There are no Contracts relating to the rights of any JCN Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any JCN Subsidiary. All of the shares of capital stock (or other equity interests) of each JCN Subsidiary held by a JCN Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by

                                       12





the JCN Entity free and clear of any Lien. Except as disclosed in Section 5.4 of the JCN Disclosure Memorandum, each JCN Subsidiary is a corporation, and each JCN Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each JCN Subsidiary is duly qualified or licensed to transact business as a foreign corporation or organization, as the case may be, in good standing in the States of the United States where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a JCN Material Adverse Effect. The minute book and other organizational documents for each JCN Subsidiary have been made available to Highwoods for its review, and, except as disclosed in Section 5.4 of the JCN Disclosure Memorandum, are complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof; provided, however, that for purposes of this sentence all representations relating to the period prior to January 1, 1996, are based solely on the Knowledge of JCN.

       5.5    SEC Filings; Financial Statements.

              (a) JCN has timely filed and made available to Highwoods all SEC Documents required to be filed by JCN since November 30, 1996 (the "JCN SEC Reports"). The JCN SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such JCN SEC Reports or necessary in order to make the statements in such JCN SEC Reports, in light of the circumstances under which they were made, not misleading. No JCN Subsidiary is required to file any SEC Documents.

              (b) Each of the JCN Financial Statements (including, in each case, any related notes) contained in the JCN SEC Reports, including any JCN SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of JCN and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.



                                       13





       5.6 Absence of Undisclosed Liabilities. Except as set forth in Section
5.6 of the JCN Disclosure Memorandum, no JCN Entity has any Liabilities that are reasonably likely to have a JCN Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of JCN as of September 30, 1997 or December 31, 1996, included in the JCN Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto.

       5.7 Absence of Certain Changes or Events. Since December 31, 1996, except as disclosed in the JCN Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the JCN Disclosure Memorandum, there have been no events, changes, or occurrences which have had, or are reasonably likely to have a JCN Material Adverse Effect.

       5.8    Tax Matters.

              (a) To the Knowledge of JCN, no Tax Return is or has been delinquent and, except as set forth in Section 5.8 of the JCN Disclosure Memorandum, all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the JCN Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the JCN Disclosure Memorandum. The statute of limitations on JCN's federal income Tax Returns have run for all periods prior to December 31, 1987. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the JCN Entities, except for any such Liens which are not reasonably likely to have a JCN Material Adverse Effect.

              (b) Except as may result from the extension of JCN's federal income Tax Returns described in Section 5.8 of the JCN Disclosure Memorandum or from of an adjustment by the Internal Revenue Service of JCN's income, none of the JCN Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due to any State taxing authority that is currently in effect.

              (c) Except as set forth in Section 5.8 of the JCN Disclosure Memorandum, the provision for any Taxes due or to become due for any of the JCN Entities for the period or periods through and including the date of the respective JCN Financial Statements that has been made and is reflected on such JCN Financial Statements is sufficient to cover all such Taxes.

              (d) Except as set forth in Section 5.8 of the JCN Disclosure Memorandum, deferred taxes of the JCN Entities have been provided for in accordance with GAAP.

              (e) None of the JCN Entities is a party to any Tax allocation or sharing agreement, none of the JCN Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was JCN), and none of the

                                       14





JCN Entities has any Liability for Taxes of any Person (other than JCN and its Subsidiaries) under Treasury Regulation Section 1.15026 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

              (f) Each of the JCN Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a JCN Material Adverse Effect.

              (g) Except as disclosed in Section 5.8 of the JCN Disclosure Memorandum, none of the JCN Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

              (h) Except as disclosed in Section 5.8 of the JCN Disclosure Memorandum, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the JCN Entities that occurred during or after any taxable period in which the JCN Entities incurred a net operating loss that carries over to any taxable period ending after December 31, 1996.

              (i) No JCN Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

       5.9    Assets.

              (a) Except as disclosed in Section 5.9 or 5.14 of the JCN Disclosure Memorandum, or as disclosed or reserved against in the JCN Financial Statement, the JCN Entities have good and marketable title, free and clear of all Liens to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a JCN Material Adverse Effect. All material personal property used in the business of the JCN Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with such entities past practices.

              (b) None of the JCN Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policy of insurance will be substantially increased. Except as set forth in Section 5.9 of the JCN Disclosure Memorandum, there are presently no claims for amounts exceeding in any individual case $50,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any JCN Entity under such policies.

              (c) JCN will make available to Highwoods a true and correct copy of all Leases.

              (d) Except as set forth in Section 5.9 of the JCN Disclosure Memorandum and except for such matters which would not reasonably be expected to have a JCN Material Adverse Effect, as of the last day of the calendar month immediately preceding the date hereof, no tenant under any of the Leases has asserted any claim of which JCN or any Subsidiary has received written notice which would materially affect the collection of rent from such tenant and neither JCN nor any JCN Subsidiary has received written notice of any material default or breach on the part of JCN or any


                                       15




Subsidiary under any of the Leases which has not been cured.

              (e) Section 5.9 of the JCN Disclosure Memorandum sets forth all space leases under which JCN or any JCN Subsidiary is a lessee (except where the underlying real property is owned by JCN). True and correct copies of such leases have been delivered or made available to Highwoods.

         5.10 Environmental Matters.

              (a) Each JCN Entity, its Operating Properties and, to the Knowledge of JCN, its Participation Facilities are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a JCN Material Adverse Effect.

              (b) There is no Litigation pending or, to the Knowledge of JCN, threatened before any court, governmental agency, or authority or other forum in which any JCN Entity or any of its Operating Properties or Participation Facilities (or JCN in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any JCN Entity or any of its Operating Properties or Participation Facilities, except such as is not reasonably likely to have, individually or in the aggregate, a JCN Material Adverse Effect.

              (c) During the period of (i) any JCN Entity's ownership or operation of any of their respective current properties, (ii)any JCN Entity's participation in the management of any Participation Facility, or (iii) any JCN Entity's holding of a security interest in an Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a JCN Material Adverse Effect. To the Knowledge of JCN, prior to the period of (i) any JCN Entity's ownership or operation of any of their respective current properties, (ii) any JCN Entity's participation in the management of any Participation Facility, or (iii) any JCN Entity's holding of a security interest in an Operating Property, there were no releases, discharges, spillages, or disposals of Hazardous

                                       16





Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a JCN Material Adverse Effect.

       5.11 Compliance with Laws. Each JCN Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a JCN Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have a JCN Material Adverse Effect. Except as disclosed in Section 5.11 of the JCN Disclosure Memorandum, none of the JCN Entities:

              (a) is in Default under any of the provisions of its Certificate of Incorporation or Bylaws (or other governing instruments);

              (b) is in Default under any Laws, Orders, or Permits applicable to its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a JCN Material Adverse Effect; or

              (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any JCN Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a JCN Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have a JCN Material Adverse Effect, or (iii) requiring any JCN Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Highwoods.

       5.12 Labor Relations. No JCN Entity is the subject of any Litigation asserting that it or any other JCN Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other JCN Entity to bargain with any labor organization as to wages or conditions of employment, nor, except as disclosed in Section 5.12 of the JCN Disclosure Memorandum, is any JCN Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any JCN Entity, pending or, to the Knowledge of JCN, threatened, or to the Knowledge of JCN, is there any activity involving any JCN Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.


                                       17





         5.13 Employee Benefit Plans.

              (a) JCN has disclosed in Section 5.13 of the JCN Disclosure Memorandum, and has delivered or made available to Highwoods prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any JCN Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "JCN Benefit Plans"). Any of the JCN Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "JCN ERISA Plan." Each JCN ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "JCN Pension Plan." Except as disclosed in Section 5.13 of the JCN Disclosure Memorandum, no JCN Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

              (b) Except as disclosed in Section 5.13 of the JCN Disclosure Memorandum, all JCN Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have a JCN Material Adverse Effect. Each JCN ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and JCN is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of JCN, no JCN Entity has engaged in a transaction with respect to any JCN Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any JCN Entity to a Tax imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

              (c) Except as disclosed in Section 5.13 of the JCN Disclosure Memorandum, no JCN Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any JCN Pension Plan, (ii) no change in the actuarial assumptions with respect to any JCN Pension Plan, and (iii) no increase in benefits under any JCN Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have a JCN Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any JCN Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any JCN Entity,

                                       18





or the single-employer plan of any entity which is considered one employer with JCN under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or
Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a JCN Material Adverse Effect. No JCN Entity has provided, or is required to provide, security to a JCN Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

              (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any JCN Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a JCN Material Adverse Effect. No JCN Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a JCN Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any JCN Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

              (e) Except as disclosed in Section 5.13 of the JCN Disclosure Memorandum, no JCN Entity has any Liability for retiree health and life benefits under any of the JCN Benefit Plans and there are no restrictions on the rights of such JCN Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability.

              (f) Except as disclosed in Section 5.13 of the JCN Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any JCN Entity from any JCN Entity under any JCN Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any JCN Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

              (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any JCN Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the JCN Financial Statements to the extent required by and in accordance with GAAP.

       5.14 Material Contracts. Except as disclosed in Section 5.14 of the JCN Disclosure Memorandum or otherwise reflected in the JCN Financial Statements, none of the JCN Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected

                                       19





by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any JCN Entity or the guarantee by any JCN Entity of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which materially prohibits or restricts any JCN Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, other than restrictions in Leases intended to protect certain tenant interests, all of which restrictions are normal and customary in the business of JCN, (iv) any Material Contract between or among JCN Entities, (v) any Material Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by any JCN Entity, (vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $50,000), (viii) any Material Contract for property management or property operations, and (ix) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by JCN with the SEC as of the date of this Agreement (together with all Contracts referred to in Sections 5.9 and 5.13(a), the "JCN Contracts"). With respect to each JCN Contract and except as disclosed in Section 5.14 of the JCN Disclosure
Memorandum: (i) the Contract is in full force and effect; (ii) no JCN Entity is in Default thereunder, other than Defaults which are not reasonably likely to have a JCN Material Adverse Effect; (iii) no JCN Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract, to the Knowledge of JCN, is, in Default in any respect, other than Defaults which are not reasonably likely to have a JCN Material Adverse Effect, or has repudiated or waived any material provision thereunder.

       5.15 Legal Proceedings. Except as disclosed in Section 5.15 of the JCN Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of JCN, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any JCN Entity, or against any director, employee or employee benefit plan of any JCN Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have a JCN Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any JCN Entity, that are reasonably likely to have a JCN Material Adverse Effect. Section 5.15 of the JCN Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any JCN Entity is a party and which names a JCN Entity as a defendant or cross-defendant or for which any JCN Entity has any potential uninsured Liability in excess of $50,000.

       5.16 Reports. Since January 1, 1993, or the date of organization if later, each JCN Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except for those

                                       20





which the failure to file are not reasonably likely to have a JCN Material Adverse Effect). To the Knowledge of JCN, as of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except for those untrue statements or omissions not reasonably expected to have a JCN Material Adverse Effect.

       5.17 Statements True and Correct. No certificate or instrument furnished by any JCN Entity or any officer, director or employee thereof to Highwoods pursuant to this Agreement or pursuant to any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any JCN Entity or any officer, director or employee thereof for inclusion in the Registration Statement to be filed by Highwoods with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any JCN Entity or any officer, director or employee thereof for inclusion in the Proxy Statement to be mailed to JCN's shareholders in connection with the JCN Shareholders Meeting, and any other documents to be filed by a JCN Entity or any officer, director or employee thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of JCN, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the JCN Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the JCN Shareholders Meeting. All documents that any JCN Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

       5.18 Tax and Regulatory Matters. No JCN Entity or any officer or director thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b).

       5.19 State Takeover Laws. Each JCN Entity has taken all necessary action to exempt the transactions contemplated by this Agreement from, or, if necessary, to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including Section 351.459 of the GBCL.

       5.20 Charter Provisions. Each JCN Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any JCN Entity or restrict or impair the ability of Highwoods or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any JCN Entity that may be directly or indirectly acquired or controlled by them.

       5.21 Rights Agreement. JCN has taken all necessary action (including, if required, redeeming all of the outstanding JCN Rights or amending or terminating the JCN Rights Agreement) so that


                                       21



the entering into of this Agreement, the acquisition of shares pursuant to the consummation of the Merger and the other transactions contemplated hereby do not and will not result in any Person becoming able to exercise any JCN Rights under the JCN Rights Agreement or enabling or requiring the JCN Rights to be separated from the shares of JCN Common Stock to which they are attached or to be triggered or to become exercisable.

       5.22 Opinion of Financial Advisor. JCN has received the opinion of Morgan Stanley, Dean Witter, Discover & Co., dated the date of this Agreement, to the effect that the consideration to be received in the Merger by the holders of JCN Common Stock is fair, from a financial point of view, to such holders, a signed copy of which has been delivered to Highwoods.

       5.23 Board Recommendation. The Board of Directors of JCN, at a meeting duly called and held, has validly adopted resolutions (which resolutions have not been withdrawn or revoked) stating that the Board of Directors of JCN has
(i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of JCN Common Stock approve this Agreement.

                                    ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF HIGHWOODS

              Highwoods hereby represents and warrants to JCN as follows:

       6.1 Organization, Standing, and Power. Highwoods is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Maryland, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Highwoods is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so

                                       22





qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Highwoods Material Adverse Effect.

       6.2    Authority; No Breach By Agreement.

              (a) Highwoods has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Highwoods. This Agreement represents a legal, valid, and binding obligation of Highwoods, enforceable against Highwoods in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

              (b) Neither the execution and delivery of this Agreement by Highwoods, nor the consummation by Highwoods of the transactions contemplated hereby, nor compliance by Highwoods with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Highwoods' Amended and Restated Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Highwoods Entity under, any Contract or Permit of any Highwoods Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have a Highwoods Material Adverse Effect, or,
(iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Highwoods Entity or any of their respective material Assets (including any Highwoods Entity or any JCN Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Highwoods Entity or any JCN Entity being reassessed or revalued by any taxing authority).

              (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have a Highwoods Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Highwoods of the Merger and the other transactions contemplated in this Agreement.

       6.3    Capital Stock.

              (a) The authorized capital stock of Highwoods consists of (i) 100,000,000 shares of Highwoods Common Stock, of which 37,948,435 shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of Highwoods Preferred Stock, of which 7,025,000 shares are issued and outstanding. All of the issued and outstanding shares of Highwoods Capital Stock are, and all of the shares of Highwoods Common Stock to be issued in exchange for shares of JCN Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the MGCL. None of the outstanding shares of Highwoods Capital Stock has been, and none of the shares of Highwoods Common Stock to be issued in exchange for shares of JCN Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Highwoods.

              (b) Except as set forth in Section 6.3(a), or as provided pursuant to the Highwoods Stock Plans or the Highwoods Rights Agreement, or as disclosed in Section 6.3 of the Highwoods

                                       23


Disclosure Memorandum, there are no shares of capital stock or other equity securities of Highwoods outstanding and no outstanding Equity Rights relating to the capital stock of Highwoods.

       6.4 Highwoods Subsidiaries. Highwoods has disclosed in Section 6.4 of the Highwoods Disclosure Memorandum all of the Highwoods Subsidiaries as of the date of this Agreement that are corporations (identifying its jurisdiction of incorporation and percentage ownership interest represented by such share ownership) and all of the Highwoods Subsidiaries that are general or limited partnerships or other non-corporate entities (identifying the Law under which such entity is organized and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the Highwoods Disclosure Memorandum, Highwoods and/or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Highwoods Subsidiary. No capital stock (or other equity interest) of any Highwoods Subsidiary are or may become required to be issued (other than to another Highwoods Entity) by reason of any Equity Rights, and there are no Contracts (except for property acquisition contracts utilizing the issuance of partnership interests in Highwoods/Forsyth Limited Partnership and for which the partnership is receiving reasonable equivalent value or as otherwise disclosed in Section 6.13 of the Highwoods Disclosure Memorandum) by which any Highwoods Subsidiary is bound to issue (other than to another Highwoods Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Highwoods Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Highwoods Subsidiary (other than to another Highwoods Entity). There are no Contracts relating to the rights of any Highwoods Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Highwoods Subsidiary. All of the shares of capital stock (or other equity interests) of each Highwoods Subsidiary held by a Highwoods Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Highwoods Entity free and clear of any Lien. Except as disclosed in Section 6.4 of the Highwoods Disclosure Memorandum), each Highwoods Subsidiary is a

                                       24





corporation, and each Highwoods Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Highwoods Subsidiary is duly qualified or licensed to transact business as a foreign corporation or organization, as the case may be, is in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have a Highwoods Material Adverse Effect.

       6.5    SEC Filings; Financial Statements.

              (a) Highwoods and Highwoods/Forsyth Limited Partnership has timely filed and made available to JCN all SEC Documents required to be filed by Highwoods or Highwoods/Forsyth Limited Partnership since June 14, 1994 (the "Highwoods SEC Reports"). The Highwoods SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Highwoods SEC Reports or necessary in order to make the statements in such Highwoods SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Highwoods/Forsyth Limited Partnership, no Highwoods Subsidiary is required to file any SEC Documents.

              (b) Each of the Highwoods Financial Statements (including, in each case, any related notes) contained in the Highwoods SEC Reports, including any Highwoods SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Highwoods and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

       6.6 Absence of Undisclosed Liabilities. No Highwoods Entity has any Liabilities that are reasonably likely to have a Highwoods Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Highwoods as of September 30, 1997 or December 31, 1996, included in the Highwoods Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto.


                                       25





       6.7 Absence of Certain Changes or Events. Since December 31, 1996, except as disclosed in the Highwoods Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the Highwoods Disclosure Memorandum, there have been no events, changes or occurrences which have had, or are reasonably likely to have a Highwoods Material Adverse Effect.

       6.8    Tax Matters.

              (a) All Tax Returns required to be filed by or on behalf of any of the Highwoods Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before September 30, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax Returns filed are complete and accurate in all material. All Taxes shown on filed Tax Returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have a Highwoods Material Adverse Effect, except as reserved against in the Highwoods Financial Statements or as disclosed in Section 6.8 of the Highwoods Disclosure Memorandum.

              (b) Highwoods, based on its current and intended method of operation, meets the requirements for qualification as a REIT under Sections 856-860 of the Internal Revenue Code.

       6.9 Assets. Except as disclosed in Section 6.9 of the Highwoods Disclosure Memorandum or as disclosed or reserved against in the Highwoods Financial Statements, the Highwoods Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Highwoods Material Adverse Effect. All Material personal properties used in the businesses of the Highwoods Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Highwoods' past practices.

       6.10 Environmental Matters.

              (a) Each Highwoods Entity, its Operating Properties, and, to the Knowledge of Highwoods, its Participating Facilities are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have a Highwoods Material Adverse Effect.

              (b) There is no Litigation pending or, to the Knowledge of Highwoods, threatened before any court, governmental agency, or authority or other forum in which any Highwoods Entity or any of its Operating Properties or Participation Facilities (or Highwoods in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under,

                                       26





adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Highwoods Entity or any of its Operating Properties or Participation Facilities, except such as is not reasonably likely to have a Highwoods Material Adverse Effect.

              (c) During the period of (i) any Highwoods Entity's ownership or operation of any of their respective current properties, (ii) any Highwoods Entity's participation in the management of any Participation Facility, or (iii) any Highwoods Entity's holding of a security interest in an Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have a Highwoods Material Adverse Effect. To the Knowledge of Highwoods, prior to the period of
(i) any Highwoods Entity's ownership or operation of any of their respective current properties, (ii) any Highwoods Entity's participation in the management of any Participation Facility, or (iii) any Highwoods Entity's holding of a security interest in an Operating Property, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have a Highwoods Material Adverse Effect.

       6.11 Compliance with Laws. Each Highwoods Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have a Highwoods Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have a Highwoods Material Adverse Effect. Except as disclosed in Section 6.11 of the Highwoods Disclosure Memorandum, none of the Highwoods Entities:

              (a) is in Default under its Amended and Restated Articles of Incorporation or Bylaws (or other governing instruments); or

              (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Highwoods Material Adverse Effect; or

              (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Highwoods Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a Highwoods Material Adverse Effect,
(ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have a Highwoods Material Adverse Effect, or (iii) requiring any Highwoods Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business.

                                       27





       6.12 Labor Relations. No Highwoods Entity is the subject of any Litigation asserting that it or any other Highwoods Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Highwoods Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Highwoods Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Highwoods Entity, pending or threatened, or to the Knowledge of Highwoods, is there any activity involving any Highwoods Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

       6.13 Employee Benefit Plans.

              (a) Highwoods has disclosed in Section 6.13 of the Highwoods Disclosure Memorandum, and has delivered or made available to JCN prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Highwoods Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Highwoods Benefit Plans"). Any of the Highwoods Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Highwoods ERISA Plan." Each Highwoods ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Highwoods Pension Plan." No Highwoods Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

              (b) All Highwoods Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have a Highwoods Material Adverse Effect. Each Highwoods ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Highwoods is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Highwoods, no Highwoods Entity has engaged in a transaction with respect to any Highwoods Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Highwoods Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

              (c) No Highwoods Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such

                                       28





plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Highwoods Pension Plan, (ii) no change in the actuarial assumptions with respect to any Highwoods Pension Plan, and (iii) no increase in benefits under any Highwoods Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have a Highwoods Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any Highwoods Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Highwoods Entity, or the single-employer plan of any entity which is considered an ERISA Affiliate of Highwoods has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Highwoods Material Adverse Effect. No Highwoods Entity has provided, or is required to provide, security to a Highwoods Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

              (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Highwoods Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Highwoods Material Adverse Effect. No Highwoods Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Highwoods Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Highwoods Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

              (e) Except as disclosed in Section 6.13 of the Highwoods Disclosure Memorandum, no Highwoods Entity has any Liability for retiree health and life benefits under any of the Highwoods Benefit Plans and there are no restrictions on the rights of such Highwoods Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability.

              (f) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Highwoods Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Highwoods Financial Statements to the extent required by and in accordance with GAAP.

       6.14 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Highwoods, threatened (or unasserted but considered probable of assertion and which if

                                       29





asserted would have at least a reasonable probability of an unfavorable outcome) against any Highwoods Entity, or against any director, employee or employee benefit plan of any Highwoods Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have a Highwoods Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Highwoods Entity, that are reasonably likely to have a Highwoods Material Adverse Effect.

       6.15 Reports. Since January 1, 1993, or the date of organization if later, each Highwoods Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities except for those which the failure to file are not reasonably likely to have a Highwoods Material Adverse Effect). To the Knowledge of Highwoods, as of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except for those untrue statements or omissions not reasonably expected to have a Highwoods Material Adverse Effect.

       6.16 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any Highwoods Entity or any Affiliate thereof to JCN pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Highwoods Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Highwoods with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Highwoods Entity or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to JCN's shareholders in connection with the JCN Shareholders Meeting, and any other documents to be filed by any Highwoods Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of JCN, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the JCN Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the JCN Shareholders Meeting. All documents that any Highwoods Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions

                                       30





contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

       6.17 Authority of Sub. Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland as a wholly owned Subsidiary of Highwoods. The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by Highwoods free and clear of any Lien. Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sub. This Agreement represents a legal, valid, and binding obligation of Sub, enforceable against Sub in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

       6.18 Tax and Regulatory Matters. No Highwoods Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b).

       6.19 Rights Agreement. Execution of this Agreement and consummation of the Merger and the other transactions contemplated by this Agreement will not result in the grant of any rights to any Person under the Highwoods Rights Agreement (other than as contemplated by Section 3.1) or enable or require the Highwoods Rights to be exercised, distributed or triggered.

                                    ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

       7.1 Affirmative Covenants of JCN. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Highwoods shall have been obtained, and except as otherwise expressly contemplated herein or as set forth in the capital budget for JCN as detailed in Section 7.1 of the JCN Disclosure Memorandum, JCN shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, (c) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of

                                                        31





Section 9.1(b) or 9.1(c), or (ii) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, and (d) aggressively take such actions as may reasonably be necessary to prevent any violation of Law by any Person suggesting a competing Acquisition Proposal without first obtaining the endorsement of the JCN Board of Directors for such Acquisition Proposal.

       7.2 Negative Covenants of JCN. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Highwoods shall have been obtained, and except as otherwise expressly contemplated herein, JCN covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

              (a) amend the Certificate of Incorporation, Bylaws or other governing instruments of any JCN Entity; or

              (b) other than as provided in Section 7.2(b) of the JCN Disclosure Memorandum, incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a JCN Entity to another JCN Entity) in excess of an aggregate of $250,000 (for the JCN Entities on a consolidated basis) except in the ordinary course of the business of JCN Subsidiaries consistent with past practices, or impose, or suffer the imposition, on any Asset of any JCN Entity of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the JCN Disclosure Memorandum); or

              (c) repurchase, redeem, or otherwise acquire or exchange (other than in settlement of obligations then owed by the ESOT (as defined below) to JCN as reasonably approved by Highwoods and other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any JCN Entity, or declare or pay any dividend or make any other distribution in respect of JCN's capital stock; or

              (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof or as disclosed in Section 7.2(d) of the JCN Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of JCN Common Stock or any other capital stock of any JCN Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

              (e) except as provided in Section 7.2(e) of the JCN Disclosure Memorandum, adjust, split, combine or reclassify any capital stock of any JCN Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of JCN Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any JCN Subsidiary (unless any such shares of stock are sold or otherwise transferred to another

                                       32





JCN Entity) or (y) any Asset having a book value or gross lease value (with respect to any new Lease of a JCN Property) in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

              (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned JCN Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

              (g) grant any increase in compensation or benefits to the employees or officers of any JCN Entity, except in accordance with past practice disclosed in Section 7.2(g) of the JCN Disclosure Memorandum and as reasonably approved by Highwoods or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the JCN Disclosure Memorandum; enter into or amend any severance agreements with officers of any JCN Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any JCN Entity except in accordance with past practice disclosed in Section 7.2(g) of the JCN Disclosure Memorandum; or

              (h) enter into or amend any employment Contract between any JCN Entity and any Person (unless such amendment is required by Law) that the JCN Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or


              (i) except as provided in Section 7.2(i) of the JCN Disclosure Memorandum, adopt any new employee benefit plan of any JCN Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any JCN Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

              (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

              (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any JCN Entity for material money damages or restrictions

                                       33





upon the operations of any JCN Entity without first providing notice thereof to Highwoods and obtaining Highwoods consent, which consent shall not be unreasonably withheld; or

              (l) make any payments or accommodations to the Employee Stock Ownership Trust of the J.C. Nichols Company ("ESOT") or any other shareholder relating directly or indirectly to any of the costs, expenses or other charges (including break-up fees owed to any third-party) of the ESOT or any other shareholder related to or arising out of directly or indirectly any of the transactions contemplated by this Agreement without first obtaining Highwoods consent; or

              (m) without first providing notice thereof to Highwoods and obtaining Highwoods consent, which consent shall not be unreasonably withheld and, except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

       7.3 Covenants of Highwoods. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of JCN shall have been obtained, and except as otherwise expressly contemplated herein, Highwoods covenants and agrees that it shall (a) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to continue it to meet the requirements for qualification as a real estate investment trust under Sections 856-860 of the Internal Revenue Code and to enhance the long-term value of the Highwoods Common Stock and the business prospects of the Highwoods Entities and to the extent consistent therewith use all reasonable efforts to preserve intact the Highwoods Entities' core businesses and goodwill with their respective employees and the communities they serve, (b) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Highwoods Entity from acquiring any Assets or other businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of Highwoods, desirable in the conduct of the business of Highwoods and its Subsidiaries. Highwoods further covenants and agrees that it will not, without the prior written consent of JCN, which consent shall not be unreasonably withheld, amend the Amended and Restated Articles of Incorporation or Bylaws of Highwoods, in each case, in any manner adverse to the holders of JCN Common Stock as compared to rights of holders of Highwoods Common Stock generally as of the date of this Agreement. Highwoods shall take all action necessary under the MGCL prior to the Effective Time for Sub to enter into and consummate the transactions contemplated hereunder, including the Merger.

       7.4    Adverse Changes in Condition.


                                       34





              (a) Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a JCN Material Adverse Effect or a Highwoods Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

              (b) Unless JCN, based upon the advice of tax counsel, is reasonably satisfied that JCN shareholders receiving only Highwoods Common Stock in the Merger will incur no income tax liability as a result of the Merger, the parties shall develop a mutually acceptable plan that carries out as nearly as possible the economic results provided herein without resulting in income tax liability for JCN shareholders receiving only Highwoods Common Stock.

       7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

       8.1 Registration Statement; Proxy Statement; Shareholder Approval. As soon as reasonably practicable after execution of this Agreement, Highwoods shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Highwoods Common Stock upon consummation of the Merger. JCN shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as Highwoods may reasonably request in connection with such action. JCN shall call the JCN Shareholders Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate.

                                       35





In connection with the JCN Shareholders Meeting, (i) JCN shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of JCN shall recommend to its shareholders the approval of the matters submitted for approval (subject to the Board of Directors of JCN, after having consulted with outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would be inconsistent with the fiduciary duties of the members of such Board of Directors to JCN's shareholders under applicable law), and (iv) the Board of Directors and officers of JCN shall use their reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of JCN, after having consulted with outside counsel, reasonably determining in good faith the taking of such actions would be inconsistent with the fiduciary duties of the members of such Board of Directors to JCN's shareholders under applicable law). Highwoods and JCN shall make all necessary filings with respect to the Merger under the Securities Laws.

       8.2 Exchange Listing. Highwoods shall cause to be listed, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of Highwoods Common Stock to be issued to the holders of JCN Common Stock pursuant to the Merger, and Highwoods shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

       8.3 Applications; Antitrust Notification. Highwoods shall promptly prepare and file, and JCN shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby. The Parties agree that the consummation of the Merger does not require any filings or approvals under the HSR Act.

       8.4 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, Sub shall execute and file the Articles of Merger with the Secretary of State of the State of Missouri and the Articles of Merger with the Department of Assessment and Taxation of the State of Maryland in connection with the Closing.

       8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary,

                                       36





proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

       8.6 Investigation and Confidentiality.

              (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

              (b) In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

              (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a JCN Material Adverse Effect or a Highwoods Material Adverse Effect, as applicable. Each party hereby represents and warrants that it knows of no such fact or occurrence as of the date of this Agreement.

       8.7 Press Releases. Prior to the Effective Time, JCN and Highwoods shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

                                       37





       8.8 Certain Actions. (a) Except with respect to this Agreement and the transactions contemplated hereby, no JCN Entity nor any officer or director thereof nor any Representatives thereof retained by any JCN Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of JCN, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to JCN's shareholders under applicable law, no JCN Entity or any officer or director or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal. JCN may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by outside counsel. JCN shall promptly advise Highwoods following the receipt of any Acquisition Proposal or any inquiry concerning a possible Acquisition Proposal and the details thereof, and advise Highwoods of any developments with respect to such Acquisition Proposal or inquiry promptly upon the occurrence thereof. JCN shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) use its reasonable efforts to cause all of its Affiliates and Representatives not to engage in any of the foregoing. JCN also agrees to take reasonable efforts to prevent any employee of any JCN Entity from committing any of the foregoing acts.

              (b) During the period from the date of this Agreement through the Effective Time (or earlier termination hereof), none of the JCN Entities shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, the JCN Entities shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of any such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

       8.9 Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for or as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes, including obtaining letters or other written instruments evidencing investment intent from the requisite number of JCN Shareholders.

       8.10 State Takeover Laws. Each JCN Entity shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law, including Section 351.459 of the GBCL.

       8.11 Charter Provisions. Each JCN Entity shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any JCN Entity or restrict

                                       38





or impair the ability of Highwoods or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any JCN Entity that may be directly or indirectly acquired or controlled by them.

       8.12 Agreement of Affiliates. JCN has disclosed in Section 8.12 of the JCN Disclosure Memorandum all Persons it reasonably believes are an "affiliate" of JCN for purposes of Rule 145 under the 1933 Act. JCN shall use its reasonable efforts to cause each such Person to deliver to Highwoods not later than 30 days prior to the Effective Time, a written agreement providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Highwoods Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Highwoods shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Highwoods Common Stock by such affiliates who do not enter into such written agreements.

       8.13 Employee Benefits and Contracts. Following the Effective Time, Highwoods shall provide generally to officers and employees of the JCN Entities employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of Highwoods Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Highwoods Entities to their similarly situated officers and employees. For purposes of participation, vesting and (except in the case of Highwoods retirement plans) benefit accrual under Highwoods' employee benefit plans, the service of the employees of the JCN Entities prior to the Effective Time shall be treated as service with a Highwoods Entity participating in such employee benefit plans. Highwoods also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the JCN Disclosure Memorandum to Highwoods between any JCN Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the JCN Benefit Plans.

       8.14 Indemnification.

                    (a) For a period of six years after the Effective Time, Highwoods shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the JCN Entities (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of any JCN Entity or, at any JCN Entity's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Missouri Law and by the Certificate of Incorporation and Bylaws and any other organizational instruments of the applicable JCN Entity as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Highwoods Entity is insured against any such

                                       39





matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Highwoods and the Indemnified Party.

                    (b) Highwoods shall, or shall cause the Surviving Corporation to, use its reasonable efforts (and JCN shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three years after the Effective Time JCN's existing directors' and officers' liability insurance policy (provided that Highwoods may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of JCN given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that neither Highwoods nor the Surviving Corporation shall be obligated to make aggregate premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to JCN's directors and officers, 200% of the annual premium payments on JCN's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Highwoods shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                    (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify Highwoods thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Highwoods or the Surviving Corporation shall have the right (but only subsequent to the Effective Time) to assume the defense thereof and neither Highwoods nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Highwoods or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Highwoods or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Highwoods or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Highwoods and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction,
(ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) neither Highwoods nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and provided further that neither Highwoods nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become


                                       40





final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                    (d) If Highwoods or the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Highwoods or the Surviving Corporation shall assume the obligations set forth in this Section 8.14.

                    (e) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

       8.15 Tenant Estoppels. JCN shall endeavor to use reasonable commercial efforts to obtain prior to the Effective Date, tenant estoppel certificates for the 100 largest Leases (based on gross rental payments) with respect to the JCN Properties in form reasonably acceptable to Highwoods.

       8.16 Maintenance of Organizational Structure. Highwoods acknowledges that its present operating structure enables a level of operational flexibility that facilitates the growth of Highwoods and its business. Highwoods shall not alter its current operating structure in any material respect, except to the extent the Board of Directors of Highwoods determines in good faith that such alteration is in the best interests of the shareholders of Highwoods.

       8.17 Maintenance of Plaza Redevelopment Plan. Highwoods acknowledges the economic and social significance of the Country Club Plaza district (the "Plaza") to Kansas City, Missouri and surrounding communities, and further acknowledges the importance of the development and redevelopment of the Plaza by the JCN Entities. From and after the Effective Time, Highwoods shall continue to pursue each portion of the Plaza redevelopment plan unless the economics of any single portion of the redevelopment plan, or changes in circumstances beyond the reasonable control of Highwoods, causes the Board of Directors of Highwoods to determine in good faith, after consideration of available alternatives, that such redevelopment plan or portion thereof is contrary to the best interests of the shareholders of Highwoods.

       8.18 Maintenance of Charitable Contributions. From and after the Effective Time, Highwoods shall make annual charitable contributions and provide community support in the geographic areas in which the business of JCN is currently operated, at levels substantially comparable to or greater than the levels of charitable contributions and community support provided by JCN Entities within such areas during calendar year 1996 and the period from January 1, 1997 through the date of this Agreement.

       8.19 Maintenance of Merchant Support. From and after the Effective Time, Highwoods shall provide annual financial assistance and marketing support to merchants' associations relating to properties currently owned or operated by any JCN Entity, at levels substantially comparable


                                       41





to or greater than the levels of such support provided by JCN Entities during calendar year 1996 and the period from January 1, 1997 through the date of this Agreement.

       8.20 Member of Board of Directors. Highwoods shall appoint to its Board of Directors an individual (who would qualify as an independent director under Highwoods' Articles of Incorporation and bylaws) designated by JCN's Board of Directors, which designee shall be reasonably acceptable to the Highwoods Board of Directors to serve until the next annual shareholders meeting, at which time the Highwoods Board of Directors will nominate and recommend such designee for a three-year term on Highwoods Board of Directors.

                                    ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

       9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

              (a) Shareholder Approval. The shareholders of JCN shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD, if applicable.

              (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired.

              (c) Third Party Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)), which as to JCN, the parties agree shall include only those Consents set forth in Section 9.1 of the JCN Disclosure Memorandum. In the event such third party does not make such payment within ten days of demand therefor by Highwoods, the payment shall be an obligation of JCN and shall be paid by JCN within two business days of notice to JCN by Highwoods. In addition to the Consents set forth in Section 9.1 to the JCN Disclosure Memorandum, to the extent required by the applicable contract, mortgage, document or other instrument, JCN shall use commercially reasonable efforts to obtain the consent of (i) any lender to JCN and (ii) any other party reasonably identified by Highwoods. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Highwoods would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.


                                       42





              (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

              (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or the 1934 Act relating to the issuance or trading of the shares of Highwoods Common Stock issuable pursuant to the Merger shall have been received.

              (f) Exchange Listing. The shares of Highwoods Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

       9.2 Conditions to Obligations of Highwoods. The obligations of Highwoods to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Highwoods pursuant to Section 11.6(a):

              (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of JCN set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections 5.18, 5.19, and 5.20 shall be true and correct in all material respects. No representation or warranty of JCN set forth in this Agreement shall be deemed untrue or incorrect, and no JCN Entity shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with other facts, circumstances or events inconsistent with any other representation or warranty has had, or is expected to have, a JCN Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

              (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of JCN to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects, as of the Effective Time.



                                       43





              (c) Certificates. JCN shall have delivered to Highwoods (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to JCN and in Section 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by JCN's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Highwoods and its counsel shall request.

              (d) Opinion of Counsel. Highwoods shall have received an opinion of Blackwell Sanders Matheny Weary & Lombardi L.L.P., counsel to JCN, dated as of the Closing, in form reasonably satisfactory to Highwoods, as to the matters set forth in Exhibit 1.

              (e) Accountant's Letters. Highwoods shall have received from KPMG Peat Marwick LLP letters dated not more than five days prior to (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding JCN, in form and substance reasonably satisfactory to Highwoods, which letters shall be based upon customary specified procedures undertaken by such firm in accordance with Statement of Auditing Standard Nos. 72 and 75.

              (f) Rights Agreement. Neither this Agreement and any agreements related hereto nor consummation of the Merger shall have caused or shall cause any of the JCN Rights to become non-redeemable or exercisable for capital stock of Highwoods or JCN.

              (g) Shareholders' Equity. JCN's shareholders' equity as of the Closing shall not be less than JCN's shareholders' equity as of March 31, 1997, excluding for purposes of the calculation of such shareholders' equity the effects of (i) all costs, fees and charges, including fees and charges of JCN's accountants, counsel and financial advisors, whether or not accrued or paid, that are related to the transactions contemplated by this Agreement and (ii) any reductions in JCN's shareholders' equity resulting from any actions or changes in policies of JCN taken at the request of Highwoods.

              9.3 Conditions to Obligations of JCN. The obligations of JCN to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by JCN pursuant to Section 11.6(b):

              (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Highwoods set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Highwoods set forth in Section 6.15


                                       44





shall be true and correct in all material respects. No representation or warranty of Highwoods set forth in this Agreement shall be deemed untrue or incorrect, and no Highwoods Entity shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any other representation or warranty has had, or is expected to have, a Highwoods Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

              (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Highwoods to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

              (c) Certificates. Highwoods shall have delivered to JCN (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Highwoods and in Section 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Highwoods' Board of Directors and Sub's Board of Directors and sole shareholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as JCN and its counsel shall request.

              (d) Opinion of Counsel. JCN shall have received an opinion of (i) Alston & Bird LLP, counsel to Highwoods, dated as of the Effective Time, in form reasonably acceptable to JCN, as to the matters set forth in Exhibit 2 and (ii) a tax opinion of Blackwell Sanders Matheny Weary & Lombardi, L.L.P., to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code and that JCN shareholders receiving only Highwoods Common Stock will incur no income tax liability.

              (e) Fairness Opinion. JCN shall not have received notice from Morgan Stanley, Dean Witter, Discover & Co. prior to the date of the Proxy Statement, indicating withdrawal of its prior opinion that the consideration to be received by JCN shareholders in connection with the Merger is fair, from a financial point of view, to such shareholders and shall have received an update to such opinion immediately prior to the shareholder meeting at which approval of this Agreement will be considered.

              (f) Exchange Agent Certification. The Exchange Agent shall have delivered to JCN a certificate, dated as of the Effective Time, to the effect that the Exchange Agent has received from Highwoods appropriate instructions and authorization for the Exchange Agent to issue a sufficient number of shares of Highwoods Common Stock in exchange for outstanding shares of JCN Common Stock and that Highwoods has deposited with the Exchange Agent


                                       45





sufficient funds to pay a reasonable estimate of the cash payments necessary to make all fractional share payments as required by Section 3.6.

                                   ARTICLE 10
                                   TERMINATION

       10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of JCN, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

              (a)   By mutual consent of Highwoods and JCN; or

              (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a JCN Material Adverse Effect or a Highwoods Material Adverse Effect, as applicable, on the breaching Party; or

              (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

              (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of JCN fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the JCN Shareholders Meeting where such matters were presented to such shareholders for approval and voted upon; or

              (e) By either Party in the event that the Merger shall not have been consummated by June 30, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

              (f) By Highwoods or JCN, in the event that the Board of Directors of JCN shall have failed to recommend to its shareholders the approval of the Merger and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal), or shall have resolved not to recommend to its shareholders the approval of the Merger, or shall have affirmed, recommended or authorized entering into any other Acquisition Proposal or other transaction involving a merger, share exchange, consolidation or transfer of substantially all of the Assets of JCN, or shall fail to call and hold a JCN Shareholders Meeting for purposes of voting on the approval of the Merger and the transaction contemplated hereby.

       10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Article 11 and Section 8.6(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b) or 10.1(c) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

       10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Sections 8.13 and 8.14.

                                   ARTICLE 11
                                  MISCELLANEOUS

       11.1 Definitions.

              (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                    "1933 Act" shall mean the Securities Act of 1933, as amended.

                    "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                    "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the


                                       46



acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                    "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

                    "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                    "Articles of Merger" shall mean, collectively, the Articles of Merger to be executed by JCN and Sub and filed with the Secretary of State of the State of Missouri relating to the Merger as contemplated by Section 1.1, and the Articles of Merger to be executed by JCN and Sub and filed with the Department of Assessments and Taxation of the State of Maryland relating to the Merger as contemplated by Section 1.1.

                    "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                    "Cash Amount" shall have the meaning set forth in Section
3.2.

                    "Closing Date" shall mean the date on which the Closing occurs.

                    "Confidentiality Agreement" shall mean that certain Confidentiality Agreement, dated November 24, 1997, between JCN and Highwoods.

                    "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation required from any Person pursuant to any Contract, Law, Order, or Permit.

                    "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.


                                       47



                    "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit,
(ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
(iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

                    "Dissenting Shares" shall mean those shares of JCN Common Stock as to which the holders thereof elect to exercise their dissenter's rights in accordance with and as contemplated by Section 351.455 of the GBCL and as provided for in Section 3.5 hereof.

                    "Environmental Laws" shall mean all Laws relating to pollution or protection of human health and the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency or state and local agencies with jurisdiction over, and including published court decisions interpreting the foregoing pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                    "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

                    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                    "Exhibits" 1 through 2, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                    "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                    "GBCL" shall mean the General and Business Corporation Law of Missouri.

                                       48



                    "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to any Environmental Law and any polychlorinated biphenyls).

                    "Highwoods Capital Stock" shall mean, collectively, the Highwoods Common Stock, the Highwoods Preferred Stock and any other class or series of capital stock of Highwoods.

                    "Highwoods Common Stock" shall mean the $.01 par value common stock of Highwoods.

                    "Highwoods Disclosure Memorandum" shall mean the written information entitled "Highwoods Properties, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to JCN describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                    "Highwoods Entities" shall mean, collectively, Highwoods and all Highwoods Subsidiaries.

                    "Highwoods Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Highwoods as of September 30, 1997, and as of December 31, 1996 and 1995, and the related statements of operations, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997, and for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by Highwoods in SEC Documents, and (ii) the consolidated balance sheets of Highwoods (including related notes and schedules, if any) and related statements of operations, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

                    "Highwoods Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Highwoods and its Subsidiaries, taken as a whole, or (ii) the ability of Highwoods to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

                    "Highwoods Preferred Stock" shall mean, collectively, the 8 5/8% Series A Cumulative Redeemable Preferred Shares of which 125,000 shares are outstanding and the 8% Series


                                       49




B Cumulative Redeemable Preferred Shares of which 6,900,000 shares are outstanding, of Highwoods.

                    "Highwoods Rights Agreement" shall mean that certain Shareholders Rights Agreement, dated October 4, 1997, between Highwoods and First Union National Bank, as Rights Agent.

                    "Highwoods Rights" shall mean the preferred stock purchase rights issued pursuant to the Highwoods Rights Agreement.

                    "Highwoods Stock Plans" shall mean the existing stock option and other stock-based compensation plans of Highwoods designated as follows: the Amended and Restated 1994 Stock Option Plan; the Dividend Reinvestment Plan and the 1997 Employee Stock Purchase Plan.

                    "Highwoods Subsidiaries" shall mean the Subsidiaries of Highwoods, which shall include Highwoods/Forsyth Limited Partnership and the other Highwoods Subsidiaries described in Section 6.4 and any corporation or other organization acquired as a Subsidiary of Highwoods in the future and held as a Subsidiary by Highwoods at the Effective Time.

                    "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                    "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

                    "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                    "JCN Common Stock" shall mean the $.01 par value common stock of JCN.

                    "JCN Disclosure Memorandum" shall mean the written information entitled "J.C. Nichols Company Disclosure Memorandum" delivered prior to the date of this Agreement to Highwoods describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.


                                       50





                    "JCN Entities" shall mean, collectively, JCN and all JCN Subsidiaries.

                    "JCN Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of JCN as of September 30, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997, and for each of the three fiscal years ended December 31, 1996, 1995, and 1994, as filed by JCN in SEC Documents, and (ii) the consolidated balance sheets of JCN (including related notes and schedules, if any) and related statements of operations, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

                    "JCN Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of JCN and its Subsidiaries, taken as a whole, or (ii) the ability of JCN to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

                    "JCN Rights" shall mean the common stock purchase rights issued pursuant to the JCN Rights Agreement.

                    "JCN Rights Agreement" shall mean that certain Shareholders Rights Agreement, dated July 28, 1997, between JCN and American Stock Transfer & Trust Company, as Rights Agent.

                    "JCN Stock Plans" shall mean the existing stock option and other stock-based compensation plans of JCN designated as follows: the Amended and Restated 1996 Stock Option Plans.

                    "JCN Subsidiaries" shall mean the Subsidiaries of JCN, which shall include the JCN Subsidiaries described in Section 5.4 and any corporation or other organization acquired as a Subsidiary of JCN in the future and held as a Subsidiary by JCN at the Effective Time; provided, however, that neither KH/JCN L.L.C., a Missouri limited liability company, nor the ESOT shall be deemed a JCN Subsidiary.

                    "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Person and the Knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.


                                       51





                    "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                    "Lease" shall mean any lease of more than 10,000 rentable square feet in effect as of the date hereof and as to which JCN is the lessor.

                    "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                    "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) liens for current property Taxes not yet due and payable, and (iii) liens which do not materially impair the use of or title to the Assets subject to such lien.

                    "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding to which a Party is a party or of which a Party's, business or Assets (including Contracts related to it) are the subject, or relating in any way to the transactions contemplated by this Agreement.

                    "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                    "MGCL" shall mean the Maryland General Corporation Law.

                    "NASD" shall mean the National Association of Securities Dealers, Inc.

                    "NYSE" shall mean the New York Stock Exchange, Inc.

                    "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries and, where required by the context, includes the owner or operator of such property, but only with respect to such property.


                                       52





                    "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                    "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                    "Party" shall mean either JCN or Highwoods, and "Parties" shall mean both JCN and Highwoods.

                    "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                    "Per Share Cash Consideration" shall have the meaning set forth in Section 3.2.

                    "Per Share Stock Consideration" shall have the meaning set forth in Section 3.1.

                    "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                    "Proxy Statement" shall mean the proxy statement used by JCN to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of Highwoods relating to the issuance of the Highwoods Common Stock to holders of JCN Common Stock.

                    "Registration Statement" shall mean the Registration Statement on Form S4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Highwoods under the 1933 Act with respect to the shares of Highwoods Common Stock to be issued to the shareholders of JCN in connection with the transactions contemplated by this Agreement.


                                       53





                    "Regulatory Authorities" shall mean, collectively, the SEC, the NYSE, the NASD, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

                    "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

                    "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                    "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                    "Sub Common Stock" shall mean the $.01 par value common stock of Sub.

                    "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either
(i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

                    "Surviving Corporation" shall mean Sub as the surviving corporation resulting from the Merger.

                    "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                    "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and


                                       54





unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                    (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

       Business Combination                              Section 11.2
       Cash Election Shares                              Section 3.2
       Closing                                           Section 1.2
       Dissenting Share Amount                           Section 4.2
       Effective Time                                    Section 1.3
       Election Deadline                                 Section 3.2
       Election Form                                     Section 3.2
       ERISA Affiliate                                   Section 5.13(c)
       ESOT                                              Section 7.2(l)
       Exchange Agent                                    Section 3.2
       Exchange Fund                                     Section 4.1(a)
       Exchange Ratio                                    Section 3.1(c)
       Highwoods Benefit Plans                           Section 6.13(a)
       Highwoods ERISA Plan                              Section 6.13(a)
       Highwoods Option Amount                           Section 3.2(ii)
       Highwoods Pension Plan                            Section 6.13(a)
       Highwoods SEC Reports                             Section 6.5(a)
       JCN Benefit Plans                                 Section 5.13(a)
       JCN Contracts                                     Section 5.14
       JCN ERISA Plan                                    Section 5.13(a)
       JCN Options                                       Section 3.7(a)
       JCN Pension Plan                                  Section 5.13(a)
       JCN Retained Shares                               Section 3.2
       JCN Non-Retained Shares                           Section 3.2
       JCN Properties                                    Section 5.9(a)
       JCN Permitted Encumbrances                        Section 5.9(a)
       JCN SEC Reports                                   Section 5.5(a)
       JCN Shareholders Meeting                          Section 3.2
       Leases                                            Section 5.9(b)
       Mailing Date                                      Section 3.2
       Maximum Amount                                    Section 8.14
       Maximum Cash Election Amount                      Section 3.2(i)
       Maximum Share Amount                              Section 3.2


                                       55





       Merger                                            Section 1.1
       New Certificates                                  Section 4.1(a)
       No Election Shares                                Section 3.2
       Old Certificates                                  Section 3.2
       Record Date                                       Section 3.2
       Takeover Laws                                     Section 5.19

              (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

       11.2 Expenses.

              (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

              (b) Notwithstanding the foregoing,

                           (i) if this Agreement is terminated by Highwoods
              pursuant to any of Sections 10.1(b), 10.1(c) or 10.1(f); or

                           (ii) if the Merger is not consummated as a result of
              the failure of JCN to satisfy any of the conditions set forth in
              Section 9.2,

       then JCN shall promptly pay Highwoods the sum of $2,500,000, which amount represents the costs and expenses of Highwoods (including reasonable costs of counsel, investment bankers, actuaries and accountants).

              (c)   Notwithstanding the foregoing,

                    (i) if this Agreement is terminated by JCN pursuant to
              either of Sections 10.1(b) or 10.1(c); or

                    (ii) if the Merger is not consummated as a result of the
              failure of Highwoods to satisfy any of the conditions set forth in
              Section 9.3,

       then Highwoods shall promptly pay JCN $2,500,000, which amount represents the costs and expenses of JCN (including reasonable costs of counsel, investment bankers, actuaries and accountants).



                                       56





              (d) In addition to the foregoing, if within twelve (12) months following:

                    (i) any termination of this Agreement by Highwoods pursuant to Sections 10.1(b), 10.1(c), or 10.1(f); or

                    (ii) failure to consummate the Merger by reason of any
              failure of JCN to satisfy the conditions enumerated in Section 9.2; or

       any third-party shall acquire, merge with, combine with, purchase more than 40% of the Assets of, or engage in any other business combination with, or purchase any equity securities involving the acquisition of 50% or more of the voting stock of JCN or a transaction which results in a Person owning 50% or more of the voting stock of JCN, or enter into any binding agreement to do any of the foregoing (collectively, a "Business Combination"), such third-party that is a party to the Business Combination shall pay to Highwoods, prior to the earlier of consummation of the Business Combination or execution of any letter of intent or definitive agreement with JCN or any JCN Entity relating to such Business Combination, an amount in cash equal to the sum of

              (x) $ 14,700,000, plus

              (y) the amount described in subsection (b) of this Section 11.2 (if not previously paid to Highwoods);

       provided, however, that in the event: (i) there has been no Business Combination consummated or a letter of intent or definitive agreement relating to a Business Combination entered into at or prior to the time of the JCN Shareholders Meeting, (ii) this Agreement is terminated or terminable by Highwoods under Section 10.1(f), and (iii) within 12 months of such meeting or such termination, a Business Combination is consummated, then such third party shall pay to Highwoods, at the time of consummation of the Business Combination, an amount in cash equal to the sum of

              (xx) $7,350,000; plus

              (yy) the amount described in subsection (b) of this Section 11.2 (if not previously paid to Highwoods);

       which payments represent additional compensation for Highwoods' loss as the result of the transactions contemplated by this Agreement not being consummated. In the event such third-party shall refuse to pay such amounts within ten days of demand therefor by Highwoods, the amounts shall be an obligation of JCN and shall be paid by JCN within two business days of notice to JCN by Highwoods. Notwithstanding anything herein to the contrary, if: (i) Highwoods would not have had the right to terminate this Agreement under Section 10.1(f) above, and (ii) JCN has not intentionally taken any action reasonably likely to afford Highwoods the right to terminate this Agreement pursuant to 10.1(b) or 10.1(c) or JCN has not intentionally failed to


                                       57





satisfy any of the conditions set forth in Section 9.2, then no payments shall be due to Highwoods pursuant to this Section 11.2(d).


       (e)    Notwithstanding the foregoing, if

              (i) this Agreement is not terminable by Highwoods pursuant to
Section 10.1(f); and

              (ii) this Agreement is terminated by either Party pursuant to
Section 10.1(d)(ii);and

              (iii) at the time of the JCN Shareholders Meeting there is public knowledge of an identifiable third party's financially superior proposal to purchase all of the then outstanding JCN Common Stock; and

              (iv) the proposal by such third party referred to in clause (iii) above is accepted and closes within 12 months of the date of this Agreement,

              then the third party making such proposal shall pay to Highwoods, upon consummation of the transaction, the sum of $2,500,000, which amount represents the costs and expenses of Highwoods (including reasonable costs of counsel, investment bankers, actuaries and accountants). In the event such third party does not make such payment within ten days of demand therefor by Highwoods, the payment shall be an obligation of JCN and shall be paid by JCN within two business days of notice to JCN by Highwoods.

       11.3 Brokers and Finders. Except for Morgan Stanley, Dean Witter, Discover & Co. as to JCN and except for J.P. Morgan Securities Inc. as to Highwoods, each of the Parties represents and warrants that neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by JCN or by Highwoods, each of JCN and Highwoods, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

       11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b), for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.13 and 8.14.



                                       58





       11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of JCN Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of JCN Common Stock.

       11.6 Waivers.

              (a) Prior to or at the Effective Time, Highwoods, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by JCN, to waive or extend the time for the compliance or fulfillment by JCN of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Highwoods under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Highwoods.

              (b) Prior to or at the Effective Time, JCN, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Highwoods, to waive or extend the time for the compliance or fulfillment by Highwoods of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of JCN under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of JCN.

              (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

       11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

       11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons


                                       59





at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

              JCN:

                      J.C. Nichols Company
                      310 Ward Parkway
                      Kansas City, Missouri 64112
                      Telecopy Number:  (816) 561-3456

                      Attention: Barrett Brady

              Copy to Counsel:

                      Blackwell Sanders Matheny Weary & Lombardi L.L.P. Two Pershing Square, Suite 1100
                      Kansas City, Missouri 64108
                      Telecopy Number:  (816) 983-8080

                      Attention: Steve Carman

              and to:

                      Weil, Gotshal & Manges L.L.P.
                      767 Fifth Avenue
                      New York, New York  10153
                      Telecopy Number:  (212) 310-8007

                      Attention:  Steve Jacobs

              Highwoods:

                      Highwoods Properties, Inc.
                      3100 Smoketree Court, Suite 600
                      Raleigh, North Carolina 27604
                      Telecopy Number:  (919) 876-6929

                      Attention: Mack D. Pridgen, III,
                      Vice President and General Counsel

              Copy to Counsel:

                      Alston & Bird LLP
                      3605 Glenwood Avenue, Suite 310
                      Raleigh, North Carolina 27612
                      Telecopy Number:  (919) 881-3175

                      Attention: Brad S. Markoff





                                       60






       11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Missouri, without regard to any applicable conflicts of Laws.

       11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

       11.11 Captions; Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

       11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

       11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

       11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.



                                       61





              IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                                        HIGHWOODS PROPERTIES, INC.


                                        By: /s/ Ronald P. Gibson
                                            ______________________________
                                            President


                                        JACKSON ACQUISITION CORP.


                                        By: /s/ Ronald P. Gibson
                                            ______________________________
                                            President


                                        J.C. NICHOLS COMPANY


                                        By: /s/ Barrett Brady
                                            ______________________________
                                            President






                                       62







                                                 TABLE OF CONTENTS

                                                                                                               Page

  ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER......................................................................1
         1.1      Merger..........................................................................................1
         1.2      Time and Place of Closing.......................................................................1
         1.3      Effective Time..................................................................................2

  ARTICLE 2 TERMS OF MERGER.......................................................................................2
         2.1      Charter.........................................................................................2
         2.2      Bylaws..........................................................................................2
         2.3      Directors and Officers..........................................................................2

  ARTICLE 3 MANNER OF CONVERTING SHARES...........................................................................2
         3.1      Conversion of Shares............................................................................2
         3.2      Cash Election...................................................................................3
         3.3      Anti-Dilution Provisions........................................................................6
         3.4      Shares Held by JCN or Highwoods.................................................................6
         3.5      Dissenting Shareholders.........................................................................6
         3.6      Fractional Shares...............................................................................7
         3.7      Conversion of Stock Options.....................................................................7
         3.8      Extraordinary Dividend..........................................................................8

ARTICLE 4 EXCHANGE OF SHARES......................................................................................9
         4.1      Exchange Procedures.............................................................................9
         4.2      Rights of Former JCN Shareholders..............................................................10

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF JCN..................................................................10
         5.1      Organization, Standing, and Power..............................................................11
         5.2      Authority of JCN; No Breach By Agreement.......................................................11
         5.3      Capital Stock..................................................................................12
         5.4      JCN Subsidiaries...............................................................................12
         5.5      SEC Filings; Financial Statements..............................................................13
         5.6      Absence of Undisclosed Liabilities.............................................................14
         5.7      Absence of Certain Changes or Events...........................................................14
         5.8      Tax Matters....................................................................................14
         5.9      Assets.........................................................................................15
         5.10     Environmental Matters..........................................................................16
         5.11     Compliance with Laws...........................................................................17
         5.12     Labor Relations................................................................................17
         5.13     Employee Benefit Plans.........................................................................18
         5.14     Material Contracts.............................................................................19
         5.15     Legal Proceedings..............................................................................20
         5.16     Reports........................................................................................20


                                        i





         5.17     Statements True and Correct....................................................................21
         5.18     Tax and Regulatory Matters.....................................................................21
         5.19     State Takeover Laws............................................................................22
         5.20     Charter Provisions.............................................................................22
         5.21     Rights Agreement...............................................................................22
         5.22     Opinion of Financial Advisor...................................................................22
         5.23     Board Recommendation...........................................................................22

  ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF HIGHWOODS..........................................................22
         6.1      Organization, Standing, and Power..............................................................22
         6.2      Authority; No Breach By Agreement..............................................................23
         6.3      Capital Stock..................................................................................24
         6.4      Highwoods Subsidiaries.........................................................................24
         6.5      SEC Filings; Financial Statements..............................................................25
         6.6      Absence of Undisclosed Liabilities.............................................................25
         6.7      Absence of Certain Changes or Events...........................................................26
         6.8      Tax Matters....................................................................................26
         6.9      Assets.........................................................................................26
         6.10     Environmental Matters..........................................................................26
         6.11     Compliance with Laws...........................................................................27
         6.12     Labor Relations................................................................................28
         6.13     Employee Benefit Plans.........................................................................28
         6.14     Legal Proceedings..............................................................................29
         6.15     Reports........................................................................................30
         6.16     Statements True and Correct....................................................................30
         6.17     Authority of Sub...............................................................................31
         6.18     Tax and Regulatory Matters.....................................................................31
         6.19     Rights Agreement...............................................................................31

  ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION.............................................................31
         7.1      Affirmative Covenants of JCN...................................................................31
         7.2      Negative Covenants of JCN......................................................................32
         7.3      Covenants of Highwoods.........................................................................34
         7.4      Adverse Changes in Condition...................................................................34
         7.5      Reports........................................................................................35

  ARTICLE 8 ADDITIONAL AGREEMENTS................................................................................35
         8.1      Registration Statement; Proxy Statement; Shareholder Approval..................................35
         8.2      Exchange Listing...............................................................................36
         8.3      Applications; Antitrust Notification...........................................................36
         8.4      Filings with State Offices.....................................................................36
         8.5      Agreement as to Efforts to Consummate..........................................................36
         8.6      Investigation and Confidentiality..............................................................37


                                       ii





         8.7      Press Releases.................................................................................37
         8.8      Certain Actions................................................................................38
         8.9      Tax Treatment..................................................................................38
         8.10     State Takeover Laws............................................................................38
         8.11     Charter Provisions.............................................................................38
         8.12     Agreement of Affiliates........................................................................39
         8.13     Employee Benefits and Contracts................................................................39
         8.14     Indemnification................................................................................39
         8.15     Tenant Estoppels...............................................................................41
         8.16     Maintenance of Organizational Structure........................................................41
         8.17     Maintenance of Plaza Redevelopment Plan........................................................41
         8.18     Maintenance of Charitable Contributions........................................................41
         8.19     Maintenance of Merchant Support................................................................41
         8.20     Member of Board of Directors...................................................................42

  ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE....................................................42
         9.1      Conditions to Obligations of Each Party........................................................42
         9.2      Conditions to Obligations of Highwoods.........................................................43
         9.3      Conditions to Obligations of JCN...............................................................44

  ARTICLE 10 TERMINATION.........................................................................................46
         10.1     Termination....................................................................................46
         10.2     Effect of Termination..........................................................................47
         10.3     Non-Survival of Representations and Covenants..................................................47

  ARTICLE 11 MISCELLANEOUS.......................................................................................47
         11.1     Definitions....................................................................................47
         11.2     Expenses.......................................................................................57
         11.3     Brokers and Finders............................................................................59
         11.4     Entire Agreement...............................................................................59
         11.5     Amendments.....................................................................................60
         11.6     Waivers........................................................................................60
         11.7     Assignment.....................................................................................60
         11.8     Notices........................................................................................60
         11.9     Governing Law..................................................................................62
         11.10    Counterparts...................................................................................62
         11.11    Captions; Articles and Sections................................................................62
         11.12    Interpretations................................................................................62
         11.13    Enforcement of Agreement.......................................................................62
         11.14    Severability...................................................................................62



                                       iii






                                LIST OF EXHIBITS


  Exhibit Number                    Description
  --------------                    -----------

  1. Matters as to which Blackwell Sanders Matheny Weary & Lombardi will opine (ss. 9.2(d)).

  2. Matters as to which Alston & Bird LLP will opine (ss.9.3(d)).




                                                                       Exhibit 1

              MATTERS AS TO WHICH BLACKWELL SANDERS MATHENY WEARY &
                             LOMBARDI LLP WILL OPINE



         1. JCN is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, with full corporate power and authority to carry on the business in which it is engaged and to own and use its Assets.

         2. The authorized capital stock of JCN consists of shares of ________________________ JCN Common Stock, of which __________________ shares were issued and outstanding as of ____________________, 19__. Subsequent to September 1995, no shares of JCN Common Stock have been issued in violation of any statutory preemptive rights of shareholders, and all shares issued since such date were duly issued and are fully paid and nonassessable under the Missouri Business Corporation Act. To our knowledge, except as set forth above or as disclosed in Section 5.3 of the JCN Disclosure Memorandum, as of , 19___ there were no shares of capital stock or other equity securities of JCN outstanding and no outstanding Equity Rights relating to the capital stock of JCN.

         3. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of JCN or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default or acceleration under any Law or Order to which JCN is a party or by which JCN is bound, except as may be disclosed in the JCN Disclosure Memorandum.

         4. The Agreement has been duly and validly executed and delivered by JCN and, assuming valid authorization, execution and delivery by Highwoods and Sub, constitutes a valid and binding agreement of JCN enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.





                                                                       Exhibit 2

                MATTERS AS TO WHICH ALSTON & BIRD LLP WILL OPINE


         1. Highwoods is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

         2. Sub is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

         3. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Amended and Restated Articles of Incorporation or Bylaws of Highwoods or, to our knowledge but without any independent investigation, any Law or Order to which Highwoods is a party or by which Highwoods is bound. The adoption of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of Sub or, to our knowledge but without any independent investigation, any Law or Order to which Sub is a party or by which Sub is bound.

         4. The Agreement has been duly and validly executed and delivered by Highwoods and Sub, and assuming valid authorization, execution and delivery by JCN, constitutes a valid and binding agreement of Highwoods and Sub enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

         5. The shares of Highwoods Common Stock to be issued to the shareholders of JCN as contemplated by the Agreement have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be fully paid and non-assessable under the General Corporation Law of Maryland.